SCHEDULE A

SERIES

As of May 7, 2014

SERIES

JPMorgan Diversified Return Global Equity ETF, formerly named JPMorgan Global Equity ETF (until 2/19/14) and JPMXF Diversified Return Global Equity ETF (2/19/14 until 4/4/14)

JPMorgan Diversified Return International Ex – North America Equity ETF, formerly named Diversified Return International
Ex – North America Equity ETF (until 4/4/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF